Exhibit 99.5

                                  INSTRUCTIONS

            Instructions to Registered Holder and/or DTC Participant
                              from Beneficial Owner
                                       of
              Shares of 8.375% Series A Cumulative Preferred Stock

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           The Exchange Offer will expire at 11:59 p.m., New York City time, on ______, 2003, unless the Offer is extended.
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To Registered Holder and/or Depository Trust Company Participant:

     The undersigned hereby acknowledges receipt of the Prospectus, dated ______, 2003 (the "Prospectus"), of Interstate Power and Light Company, an Iowa corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange its shares of 8.375% Series B Cumulative Preferred Stock (the "New Preferred Shares"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for all of its issued and outstanding unregistered shares of 8.375% Series A Cumulative Preferred Stock (the "Old Preferred Shares"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you, the registered holder and/or Depository Trust Company Participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Preferred Shares held by you for the account of the undersigned.

     The aggregate number of Old Preferred Shares held by you for the account of the undersigned is (fill in amount):

     __________ shares of outstanding 8.375% Series A Cumulative Preferred
Stock.

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

|_| TO TENDER the following Old Preferred Shares held by you for the account of the undersigned (insert number of Old Preferred Shares to be tendered, if less than all):

     __________ shares of outstanding 8.375% Series A Cumulative Preferred
     Stock.

|_| NOT TO TENDER any Old Preferred Shares held by you for the account of the undersigned.

     If the undersigned instructs you to tender Old Preferred Shares held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the undersigned is not an "affiliate" of the Company, (ii) any New Preferred Shares to be received by the undersigned are being acquired in the ordinary course of its business, and (iii) the undersigned has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of New Preferred Shares to be received in the Exchange Offer. If the undersigned is a broker-dealer that will receive New Preferred Shares for its own account in exchange for Old Preferred Shares, it represents that the Old Preferred Shares to be exchanged for New Preferred Shares were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such New Preferred Shares; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

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                                    SIGN HERE


Name of Beneficial Owner(s)_____________________________________________________

Signature(s)____________________________________________________________________

Name(s) (please print)__________________________________________________________

Address_________________________________________________________________________

________________________________________________________________________________

Telephone Number________________________________________________________________

Taxpayer Identification or Social Security No.__________________________________

Date____________________________________________________________________________


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